Exhibit 5.1

February 7, 2025

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance IV, LLC

Teva Pharmaceutical Finance V, LLC

Teva Pharmaceutical Finance VI, LLC

Teva Pharmaceutical Finance Netherlands II B.V.

Teva Pharmaceutical Finance Netherlands III B.V.

Teva Pharmaceutical Finance Netherlands IV B.V.

c/o Teva Pharmaceutical Industries Limited

124 Dvorah Hanevi’a Street

Tel Aviv 6944020

Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as Israeli counsel for Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Company” or “Teva”), in connection with the preparation and filing by Teva with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-3 (the “Registration Statement”) by Teva, Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (“Teva Finance IV LLC”), Teva Pharmaceutical Finance V, LLC, a Delaware limited liability company (“Teva Finance V LLC”), Teva Pharmaceutical Finance VI, LLC, a Delaware limited liability company (“Teva Finance VI LLC” and, together with Teva Finance IV LLC and Teva Finance V LLC, the “LLCs”); Teva Pharmaceutical Finance Netherlands II B.V., a Dutch private limited liability company (“Teva Netherlands II”), Teva Pharmaceutical Finance Netherlands III B.V., a Dutch private limited liability company (“Teva Netherlands III”), and Teva Pharmaceutical Finance Netherlands IV B.V., a Dutch private limited liability company (“Teva Netherlands IV” and, together with Teva Netherlands II and Teva Netherlands III, the “Netherlands BVs” and, together with the Teva BVs, Teva Finance NV and the LLCs, the “Finance Subsidiaries”) relating to the registration of the sale from time to time of:

(A) by Teva, (i) American Depositary Shares (“ADSs”), each representing one ordinary share, par value NIS 0.10 per share, of Teva (the “Ordinary Shares”); (ii) senior debt securities (the “Teva Senior Debt Securities”), which may be issued pursuant to an indenture (the “Teva Senior Indenture”) to be executed by Teva and a banking or financial institution, as trustee; and (iii) subordinated debt securities (the “Teva Subordinated Debt Securities” and, together with the Teva Senior Debt Securities, the “Teva Debt Securities”), which may be issued pursuant to an indenture (the “Teva Subordinated Indenture” and, together with the Teva Senior Indenture, the “Teva Indentures”) to be executed by Teva and a banking or financial institution, as trustee; (iv) purchase contracts (the “Purchase Contracts”) for the purchase and sale of Teva’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above; and (v) units (the “Units”) consisting of one or more Purchase Contracts, Teva Debt Securities, Subsidiary Debt Securities, Ordinary Shares, ADSs, other equity securities or any combination of such securities; and

(B) by each of the Finance Subsidiaries, (i) senior debt securities (the “Subsidiary Senior Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Subsidiary Senior Indenture”) to be executed by the applicable Finance Subsidiary, Teva and a banking or financial institution, as trustee; and (ii) subordinated debt securities (the “Subsidiary Subordinated Debt Securities”, and together with the Subsidiary Senior Debt Securities, the “Subsidiary Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Subsidiary Subordinated Indenture” and together with the Subsidiary Senior Indentures, the “Subsidiary Indentures”) to be executed by the applicable Finance Subsidiary, Teva, as guarantor and a banking or financial institution, as trustee.

For purposes of the opinions hereinafter expressed, we have examined such corporate records, as well as such other material, as we have deemed necessary as a basis for the opinions expressed herein.

In our examination and in rendering the opinions set forth below, we have assumed, without any investigation, the legal competence and capacity of all natural persons; the genuineness of all signatures on original documents of all persons; the legal capacity and genuineness of all signatories of such documents; the authenticity and completeness of all records, certificates, instruments and documents submitted to us as originals; the conformity to authentic original documents of all copies submitted to us and the authenticity of the originals of such latter documents; that the documents examined by us have not been amended, supplemented or otherwise modified, or determined by a court of competent jurisdiction to be illegal or void, revoked, annulled, terminated or otherwise modified and that there are no agreements or understandings among the parties, written or oral, and that there is no usage of trade or course of prior dealing among the parties that would, in either case, expand, modify, supplant or qualify or otherwise affect or be inconsistent with the terms of the Registration Statement or the respective rights or obligations of the parties thereunder. We have assumed, without any investigation, the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

The term “enforceable” as used herein means that a document is of a type and form enforced by the Israeli courts. It does not mean that each obligation in a document will be enforced in accordance with its terms. In particular, the validity and enforceability under any Teva Debt Securities, Subsidiary Debt Securities, Purchase Contracts or Units may be subject to mandatory rules of Israeli law (including a duty on the part of contracting parties to act in good faith) and may be qualified by the non-conclusivity of certificates, the non-availability of remedies that are equitable in nature, frustration, prescription, the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings and to stay execution of judgments, directions of competent courts and governmental authorities and other matters. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other remedies which are equitable in nature, which are available only at the discretion of the court and note that certain obligations may result in a claim for damages only as opposed to specific performance. Furthermore, we express no opinion as to enforceability other than in Israel and assuming the governing law is the Israeli law. The validity, binding effect and enforceability under Israeli law may be limited by the Israeli Contracts (General Part) Law, 1973 with regard to illusory contract, mistake, misleading, coercion, extortion, disqualified contact, good faith.

The opinions hereinafter expressed are qualified to the extent that the validity or enforceability of any of the agreements, documents or obligations referred to herein may be limited by, subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or by statutory or decisional law concerning recourse by creditors to security in the absence of notice and hearing, or by general equitable principles (regardless of whether enforcement is sought in equity or at law), including principles of commercial reasonableness or conceivability and an implied covenant of good faith and fair dealing, or by the discretionary powers of any court or administrative body.

Insofar as this opinion relates to factual matters, information with respect to which is in possession of the Company, we have relied (without independent investigation) upon and have assumed the truth and accuracy of the representations by the Company in the Registration Statement and representations or certificates of, or communications with, directors, officers, employees or representatives of the Company and certain public officials. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinions expressed herein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

In connection with all of the opinions expressed below, we have assumed, without any investigation, that, at or prior to the time of the delivery of any such security, (i) the Ordinary Shares or such other securities have been specifically authorized and approved for issuance and sale by the Company by all necessary corporate action, and such authorization shall not have been modified or rescinded; (ii) the Ordinary Shares and such other securities will be issued, sold and delivered as contemplated by the Registration Statement, the prospectuses included therein and one or more purchase, underwriting or similar agreements, if applicable, and such agreements have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Company has received the consideration provided for pursuant to the relevant corporate action and, if applicable, the underwriting agreements; (iv) the Registration Statement (including any post-effective amendments) is effective under the Act, and such effectiveness shall not have been terminated or rescinded; and (v) there shall not have occurred any change in law affecting the validity or enforceability of any such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by Teva with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant company (including Teva), or any restriction imposed by any court or governmental body having jurisdiction over Teva.

We have also assumed that all personal interests that are required to be disclosed under applicable law in connection with any approval or consent required in connection with the Registration Statement were fully disclosed.

With respect to our opinions as to the Ordinary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Ordinary Shares are registered (authorized) and available for issuance under the Company’s Memorandum of Association and Articles of Association as then in effect and that the consideration for the issuance and sale of any such Ordinary Shares is in an amount that is not less than the nominal (par) value thereof.

The opinions expressed herein are limited only to the laws of the State of Israel typically applicable to guarantors or issuers of securities of the nature of the Ordinary Shares, ADSs, Teva Debt Securities, Purchase Contracts, Units and Subsidiary Debt Securities.

Our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to guarantors or issuers of securities of the nature of the Ordinary Shares, ADSs, Teva Debt Securities, Purchase Contracts, Units and Subsidiary Debt Securities.

Further, the governing law of the Registration Statement is not the law of Israel, and we therefore express no opinion in respect to matters governed by or construed in accordance with the laws of any jurisdiction other than the laws of the State of Israel.

Based on and subject to the foregoing and to the assumptions and qualification set out herein, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation under the laws of Israel.

2.	The Company has all necessary corporate right, power and authority necessary to consummate the preparation and filing of the Registration Statement.

3.

The Second Amended and Restated Deposit Agreement, by and among Teva, Citibank, N.A., as depositary, and the Owners and Holders (each as defined therein) from time to time of ADSs issued thereunder, dated as of December 4, 2018, has been duly authorized, executed and delivered by Teva.

4.

When the Ordinary Shares, including the Ordinary Shares underlying the ADSs or any Purchase Contracts or Units, are issued in accordance with the assumptions above, such Ordinary Shares will be validly issued, fully paid and non-assessable.

5.

When the Teva Indentures have been duly authorized, executed and delivered by the parties thereto in accordance with applicable law, and when the specific terms of a particular series of Teva Debt Securities have been duly authorized and established by the parties in accordance with the relevant Teva Indenture and such Teva Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Teva Indenture and any applicable underwriting or other agreement, such Teva Debt Securities will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

6.

When the Purchase Contracts and related agreements have been duly authorized, executed, issued and delivered by the parties thereto in accordance with applicable law and with the specific terms of such related purchase contract agreement, such Purchase Contracts will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

7.

When the Units and the related unit agreement have been duly authorized, executed, issued and delivered by the parties thereto in accordance with applicable law and with the specific terms of such related unit agreement, such Units will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

8.

When the Subsidiary Indentures have been duly authorized, executed and delivered by the parties thereto (including Teva as guarantor) in accordance with applicable law, and when the specific terms of a particular series of Subsidiary Debt Securities have been duly authorized and established in accordance with the relevant Subsidiary Indenture and such Subsidiary Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Subsidiary Indenture and any applicable underwriting or other agreement, Teva’s guarantee under each Subsidiary Indenture with respect to such Subsidiary Debt Securities will constitute a valid and binding obligation of Teva, enforceable against Teva in accordance with its terms.

9.

Subject to the general discretionary powers of the courts in Israel: the choice of law provisions set forth in the applicable Teva Indenture or a Subsidiary Indenture are legal, valid and binding under the laws of Israel, and, if properly brought to the attention of the court, tribunal or other competent authority in accordance with the laws of the State of Israel, we know of no reason why the courts of Israel would not give effect to the choice of the law of the State of New York as the proper law of the applicable Teva Indenture or a Subsidiary Indenture, provided that, there are no reasons for declaring such designation void on the grounds of public policy or on the grounds of being contrary to Israeli law, and provided further that, the choice of law is bona fide and not made for the purpose of evading the laws of another jurisdiction.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and are based on the law (and the interpretations thereof) and existing facts known to us as of the date hereof, and we assume no obligation to update (including without limitation with respect to any action which may be required in the future to perfect or continue the perfection of any security interest) or to supplement such opinions to reflect any fact or circumstance that hereafter may come to our attention or any change in law that hereafter may occur or become effective.

This opinion shall be governed by the laws of the State of Israel and interpreted in accordance with the laws of the State of Israel, without regard to the choice of laws principles of the State of Israel, as to all matters, including matters of validity, construction, affect, enforceability, performance and remedies and exclusive jurisdiction with respect thereto under all and any circumstances and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they are not guarantees or warranties as to how a court might rule on such matters and should not be construed as such.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,

/s/ Agmon with Tulchinsky
Law Firm

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